AGREEMENT OF LEASE
                                 BY AND BETWEEN:

                             SHIVOM ENTERPRISES LLC

                                       AND

                         ALLIED DIGITAL TECHNOLOGY CORP.

                                   as "TENANT"

          THIS LEASE, made as of the 16th day of September, 1996 between SHIVOM ENTERPRISES LLC., a New York limited liability corporation having an address at 140 Fell Court, Hauppauge, New York 11788 (hereinafter referred to as "Landlord") and ALLIED DIGITAL TECHNOLOGY CORP., a corporation organized under the laws of the State of Delaware and maintaining an office for the transaction of business at 15 Gilpin Avenue, Hauppauge, New York 11788 (hereinafter referred to as "Tenant").

                                   WITNESSETH

          WHEREAS, Landlord is the owner of the office building (the "Building") located at 140 Fell Court, Hauppauge, New York 11788, situate on the real property (the "Property") described on Exhibit "A" annexed.

          NOW THEREFORE, in consideration of the covenants hereinafter contained, the Landlord agrees to lease the Premises hereinafter described to the Tenant and the Tenant agrees to lease the Premises from the Landlord and operate an office therein as part of the Building upon the terms and conditions set out in this agreement.

                                    SECTION 1

          PREMISES: (A) Landlord hereby leases unto Tenant and Tenant hereby hires from Landlord the following described premises (hereinafter sometimes referred to as (the "Premises") or "Demised Premises"): Entire south side of the third floor of the Building, comprising 7,000 rentable square feet together with the use in common with others of the first and third floor corridors and third floor restrooms; and parking facilities.

                                    SECTION 2

          TERM AND COMMENCEMENT: The term of this lease (hereinafter referred to as ("Term") shall be for a period of five (5) years one and one-half months from September 15, 1996 to October 31, 2001.

                                    SECTION 3

          RENT: (A) Tenant shall pay to Landlord in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the manner and at the address specified on the first page hereof, during the term, the annual rent as indicated on Exhibit "B" annexed. Such rental shall be paid in equal monthly installments in advance on the first day of each and every month beginning on the commencement date as hereinbefore defined.

               (B) Rent Concession: Provided that Tenant has furnished evidence of insurance as set forth in Section 37 hereof, Tenant may take occupancy of the premises on September 15, 1996, and shall not be liable for the payment of rent for the period ending October 31, 1996.

               (C) Late Charges: If Landlord does not receive the entire rent for any month during the term of this lease prior to the tenth day of such month, Tenant shall pay, as additional rent, a late charge of five (5%) per cent of such monthly rent.

                                    SECTION 4

          TENANTS PROPORTIONATE SHARE: Tenant's proportionate share for taxes shall be 15.8%.

                                    SECTION 5

          ADDITIONAL RENT: Tenant agrees to pay Landlord, throughout the term of this lease (including any renewal or extension period) Tenant's "Proportionate share" any increases in Taxes hereinafter defined over and above Landlord's Taxes for the 1996-1997 lien year.

               (A) Taxes: Taxes as defined herein shall mean all general and special real estate taxes and special assessments and water and sewer charges, which Landlord shall pay, subject to the following:

          (i) The amount of real property taxes against Landlord's real property to be included shall be the amount shown by the tax bills for the lien year in respect of which the Taxes are being determined. There shall be deducted from said Taxes the net amount of any refunds, after reasonable expenses, such refunds to be applied against said Taxes for the same calendar year to which the taxes apply.

          (ii) The amount of special taxes or special assessments to be included shall be limited to the amount of the installments of special taxes or special assessments required to be paid during the lien year in respect to which these special taxes or special assessments are to be determined; however, Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments and in no event shall such special taxes or special assessments be prorated over a period of less than five years.

          (iii) If due to a future change in the method of taxation any tax is levied against Landlord in substitution for or in lieu of general real estate taxes and special real estate taxes, then such taxes to such extent shall be deemed to be a real estate tax for the purpose hereof.

          (iv) State income tax (as presently constituted) or any local income tax (to the extent that it is not in lieu of real estate taxes) payable by Landlord shall not be included in Taxes, but shall be the sole responsibility of the Landlord. If there is an additional assessment because of improvements made by Tenant in the Premises that are not standard office improvements and said additional improvements meaningfully affect the assessment at the time of the original assessment, the amount of the assessment or taxes attributable to such improvements shall be paid by Tenant.

          (v) There shall be excluded from Taxes all federal income taxes1 federal excess profits taxes, franchise, capital stock, and federal or state inheritance or estate taxes.

          (vi) There shall be excluded from taxes in connection with any major change in the Building such as adding or deleting floors.

               (B) Payment of Taxes

          Not later than February 1 of each year Landlord shall deliver to Tenant, a copy of the Tax bill for the current year together with a computation of Tenant's proportionate share, and Tenant shall pay its proportionate share of any increase not later than thirty (30) days from receipt of such computation and the report operating expenses as provided in subsection (A) hereof.

                                    SECTION 6

          USE: Tenant agrees and covenants that it shall use the premises solely as office space for the operation of general office services related to, the corporate headquarters for tenant and its subsidiaries and related services and for no other purpose without the prior written consent of Landlord. Tenant will not permit any part thereof to be used in any manner which would in any way (i) violate any of the provisions of any mortgage to which this lease is subordinate, (ii) violate any laws or requirements of all governmental authorities and the Fire Rating Organization and Board of Fire Underwriters, and any similar bodies having jurisdiction thereof, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Premises or the Building of which they are a part, (iv) constitute a public or private nuisance, (v) impair the appearance, character, or reputation of the Building,
(vi) cause Tenant to default in any of its other obligations under this lease,
(vii) violate any
zoning or occupancy conditions imposed by any municipality or governmental regulations to be applicable to the Premises or the Building.

                                    SECTION 7

          REPAIRS: (A) Landlord shall not be required to make any repairs to the Premises, except as specifically set forth in this lease.

               (B) During the entire term of this lease, Tenant shall at Tenant1s expense keep and maintain the premises in good order, condition and repair and maintain, repair and replace, when necessary, appurtenances, alterations, additions, and improvements to same, including all windows and doors, signs, floor covering, ceiling tile and light bulbs and make all necessary non-structural repairs and replacements with respect to the premises. The common areas shall not be maintained by the Tenant.

               (C) Landlord shall make all repairs necessary to preserve and maintain the exterior and structure of the Premises including the foundation, down spouts, gutters, and roof of the entire Building and including all repairs and maintenance of heating, ventilating and air conditioning (HVAC) systems, plumbing fixtures and water and sewer pipes serving the Premises, except that Tenant shall be solely responsible to the extent that any repair is required by reason of the negligent act or omission of Tenant, its employees, invitees, agents, contractors, concessionaires and/or subtenants.

               (D) Tenant agrees to keep the Premises clean and free from dirt and other refuse matter, and continuously keep and maintain every part and portion of the Premises in good order and repair, reasonable wear excepted. It is the understanding and intention of the parties hereto that all interior repairs of a minor nature (for purposes of this paragraph, costing under $500.00 per item) shall be the responsibility of the Tenant.

                                    SECTION 8

          COMPLIANCE WITH LAW: Tenant shall in the use and occupancy of the premises conform to all laws, orders, and regulations of the Federal, State, and Municipal governments, or any of their departments, and regulations of the New York Board of Fire Underwriters, applicable to the premises.

                                    SECTION 9

          SUBORDINATION: It is a condition of this Agreement and the Tenant's rights granted hereunder that this Agreement and the lease and all the rights of the Tenant hereunder and under the lease are subordinate to any and all mortgages, trust deeds, or other instruments of financing, refinancing, or collateral financing, from time to time in existence against the office building. Upon request, Tenant will subordinate this agreement and the lease and all of its rights hereunder and under the lease in such form as the Landlord requires to any and all mortgages, trust deeds, or other instruments of financing, refinancing, or collateral financing, as aforesaid. and will if requested, attorn to the holder thereof or to the registered owners of the office building as the case may be. If within 10 business days after request by Landlord to Tenant to execute the instruments or certificates to give effect to the foregoing the Tenant has not executed the same, the Landlord may at its option terminate this agreement and the lease without liability on account.

                                   SECTION 10

          CONDEMNATION:

               (A) Total or Substantial Partial Condemnation: If the whole of the Premises shall be taken for any public or any quasi-public use by any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. If any part of the Premises shall be so taken as to render the remainder thereof unusable for the purposes for which the Premises were leased, then Landlord and

Tenant shall each have the right to terminate this lease on thirty days notice to the other given within ninety days after the date of such taking. In the event that this lease shall terminate or be terminated, the rental(s) shall, if and as necessary, be equitable adjusted.

               (B) Partial Taking Where Lease Unaffected: If any part of the Premises shall be so taken and this lease shall not terminate or be terminated under the provisions of paragraph A hereof, then the rental shall be equitably apportioned according to the space so taken and Landlord shall, at its own cost and expense, restore the remaining portion of the Premises to the extent necessary to render same reasonably suitable for the purposes for which the Premises were leased and shall make all repairs to the Building in which the Premises are located to the extent necessary to constitute the remaining portion of the Building a complete architectural unit, provided that such work shall not exceed the size of the original Building and the cost thereof shall not exceed the proceeds of its condemnation award.

               (C) Disposition of Proceeds: All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of the Landlord except that Tenant shall be entitled to retain any amount awarded to it for moving expenses.

                                   SECTION 11

          SUMS EXPENDED BY LANDLORD TO BE ADDITIONAL RENT: In the event that the Landlord shall pay any sum of money, or do any act which shall require the expenditure of any sums by reason of the failure of the Tenant to perform any of the covenants, terms or conditions herein contained, the Tenant covenants to repay within 30 business days such sums to the Landlord upon demand, and in default thereof the sums so paid by the Landlord, together with interest thereon may be added as additional rent to the fixed rent becoming due upon the next rent day, or any subsequent rent day and shall be payable as such. Nothing contained herein shall be construed to post-pone the right of the Landlord immediately upon expending such sums, to collect such sums with interest by action or otherwise.

                                   SECTION 12

          DEFICIENCY: In any case where Landlord has recovered possession of the Premises by reason of Tenant1s default, Landlord may at Landlord's option occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time, or subsequent to, the original expiration date of the lease at Landlord's option, and receive the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, not to exceed the original tenant finish allowance provided to Tenant, altering, dividing, consolidating with other adjoining premises, otherwise changing or preparing for reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amount equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided; and Tenant agrees, whether or not Landlord has relet, to pay the Landlord damages equal to the rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof, during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed, in any event the rent herein reserved, and such occupancy shall not be construed as a release of Tenant's liability hereunder.

          Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by any law now or hereafter in force.

          Landlord's remedies hereunder are in addition to any remedy allowed by law.

                                   SECTION 13

          ENTIRE AGREEMENT: No oral statement or prior written matter shall have any force or effect. No waiver of any provision of this agreement shall be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This agreement shall not be modified except by writing subscribed by all parties, nor may this lease be cancelled by Tenant except with the written consent of the Landlord, unless otherwise specifically provided herein.

                                   SECTION 14

          LANDLORD'S RIGHT TO CURE TENANT'S BREACH: If Tenant breaches any covenant or condition of this lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorney's fees, incurred by Landlord in doing so (whether paid by Landlord or not) shall be deemed additional rent payable on demand.

                                   SECTION 15

          MECHANIC'S LIEN: Tenant shall within thirty days after written notice from Landlord discharge any mechanic's lien for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

                                   SECTION 16

          LANDLORD'S RIGHT TO INSPECT AND REPAIR: may, but shall not be obligated to, enter the Premises at any reasonable time, on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purposes of inspection or the making of such repairs replacements, and additions in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable. Tenant shall have no claim or cause of action against Landlord by reason thereof.

                                   SECTION 17

          ESTOPPEL CERTIFICATES: Tenant shall, without charge, at any time and from time, within ten days after requested by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to Landlord, or any other person, firm or corporation specified by Landlord:

               (A) that this lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

               (B) whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modification hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

               (C) the dates, if any, to which the base rent and additional rent and other charges hereunder have been paid in advance;

               (D) the date of expiration of the current term;

               (E) and the base rent then payable under this lease.

                                   SECTION 18

          SURRENDER OF PREMISES: On the last day or sooner termination of the demised term, Tenant shall quit and surrender the Premises broom-clean, in good condition and repair (reasonable wear and tear excepted) together with all alterations, additions and improvements which may have been made in, on or to the Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of Tenant; remove from the Premises all its property together with any alterations, additions and improvements, the removal of which is requested by Landlord, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by the Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this section shall survive the expiration or sooner termination of the demised term.

                                   SECTION 19

          RULES AND REGULATIONS: Tenant and Tenant's agents, servants, employees, invitees and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit "D" and with any modifications thereof and any additional rules and regulations which may from time to time hereafter be adopted by Landlord for the Building of which the Premises form a part. Notice of the adoption of any such modification or additional rule or regulation shall be given to Tenant by Landlord. If Tenant disputes the reasonableness off any such modification or additional rule or regulation adopted by Landlord, the parties hereto agree to submit the question of the reasonableness of such modification or additional rule or regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate1 whose determination shall be final and conclusive upon the parties hereto.

                                   SECTION 20

          CONSENTS: Whenever the terms of this Lease require the consent or approval of Landlord, Landlord agrees that such consent or approval will not be unreasonably withheld or delayed.

                                   SECTION 21

          COMMON AREAS: Premises demised to Tenant shall include the right to use in common with other tenants of the Building, their invitees, customers and employees, the stairways, elevators halls, third floor toilet and sanitary facilities contained in the Building, as well as the sidewalks, delivery areas and parking facilities, and appurtenances thereto. Tenant shall have access to the Premises at all times. Tenant's employees shall have the right to use on site parking areas at no cost to Tenant or employee.

                                   SECTION 22

          INDEMNIFICATION/HOLD HARMLESS: Landlord will not be liable for any damage or injury caused solely by Tenant on the Premises. Notwithstanding anything contained in this lease to the contrary, Tenant will indemnify and hold Landlord harmless for any claims or damages caused solely by an act or omission of Tenant, its agents or employees that occurs on the Premises, and Landlord will indemnify and hold harmless Tenant for any claims for damages caused by an act or omission of Landlord, its agents or employees. Notwithstanding the foregoing, the respective liability of Landlord and Tenant shall be limited to the limits of liability insurance covering such occurrence provided further that Tenant maintains the liability insurance policy described in Section 37 hereof.

                                   SECTION 23

          FIRE AND OTHER CASUALTIES: In the event the Building or Premises shall be destroyed or rendered untenantable, either in whole or in part, Landlord may, at it's option, restore the Building and Premises to the condition existing just prior to the casualty and Tenant's rent for that portion of the Premises rendered unfit for occupancy shall abate until the Building and Premises have been fully restored or this Lease has been terminated.

          Within thirty (30) days of the date of the casualty, Landlord shall give Tenant written notice indicating whether or not Landlord will restore the Building and Premises. If Landlord elects to restore, the notice must indicate how long the restoration is expected to take. If Premises are not restored within one hundred and twenty (120) days from the date of such casualty to substantially the same condition as before the casualty, Tenant shall have the right to cancel this lease as of the date of the casualty.

               (A) If Landlord does not give Tenant the required notice within the thirty (30) day period or Landlord's notice does not include the required information, Tenant may give Landlord a written notice indicating the default and Landlord shall have ten (10) days from date of Tenant's notice to issue or re-issue the notice. If at the end of the ten (10) day period Landlord has not given Tenant said notice, this Lease shall expire and rent shall be abated from the date of the casualty without further action on the part of either Landlord or Tenant.

               (B) If Landlord's notice indicates that Landlord does not intend to restore the Building and Premises, this Lease shall terminate automatically as of the date of the casualty without further action on the part of either the Landlord or Tenant.

               (C) If Landlord's notice indicates that Landlord intends to restore and the restoration will not be substantially complete within one hundred twenty (120) days from the date of casualty, Tenant shall have the option to cancel this Lease by giving Landlord written notice within ten (10) days of receipt of Landlord's notice.

          In the event the Tenant should not cancel the Lease,

Landlord will proceed to restore the Building and Premises in accordance with Landlord's notice to Tenant and Tenant's rent for the space unfit for occupancy shall remain abated until the Premises are again tenantable, however, if the restoration is not complete within 110% of the time indicated in Landlord's notice, Tenant shall have an additional option to cancel this Lease by giving Landlord written notice within ten (10) days.

               (D) If Landlord's notice shall indicate that Landlord will restore in one hundred twenty (120) days or less from the date of casualty, the Landlord will proceed with the restoration and Tenant's rent for the space unfit for occupancy shall remain abated until Premises shall again be tenantable, however, if the restoration is not complete within 110% of the time indicated in Landlord's notice, Tenant shall have the option to cancel this Lease by giving Landlord written notice within ten (10) days.

                                   SECTION 24

          DEFAULT REMEDIES: If Tenant defaults in the payment of rent or additional rent or defaults in the performance of any of the covenants or conditions hereof, Landlord may give to Tenant notice of such default and if Tenant does not cure any rent or additional roommate default within five (5) days, or other default within fifteen (15) days, after the giving of such notice (or, if such other default is of such nature that it cannot be completely cured within such fifteen (15) days, if Tenant does not commence such curing within such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease on not less than three (3) days notice to Tenant, and on the date specified in said notice the term of this Lease shall terminate, and Tenant shall then quit and surrender the Premises to the Landlord, but Tenant shall remain liable as herein provided. If this lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.

          TENANT'S REMEDIES: In the event of a breach of this lease by Landlord, and Landlord's failure to cure such breach within thirty (30) days of Tenant's written notice of breach to Landlord, or if claimed breach cannot be cured within thirty (30) days, or if curative steps are not undertaken at the same time and diligently pursued, Tenant will have the right of pursuing any other remedies which Tenant may have at law or equity or under any state statute or regulation. Should Tenant elect to cure Landlord's breach, Tenant may offset the costs of cure incurred by Tenant against future sums due Landlord under this lease and/or submit an invoice to Landlord specifying the amount due Tenant, which amount Landlord will pay within ten (10) days of receipt of Tenant's invoice. The election by Tenant of any remedy afforded Tenant will not be deemed a waiver of any other remedies available to Tenant, Tenant's remedies being cumulative.

                                   SECTION 25

          ASSIGNMENT AND SUBLETTING: Nothing will be construed as prohibiting Tenant the right to assign this Lease or to sublet all or a portion of the Premises to a company under common control or ownership with Tenant in which case Tenant will give Landlord prompt written notification of the same. Any other assignment or subletting may be made only with the consent of Landlord, which shall not be unreasonably withheld or delayed.

                                   SECTION 26

          SIGNS: Tenant is granted permission to place a free-standing identification sign not larger than two feet by two feet (2'x2') at the end of the cul-de-sac adjoining the Building, provided that

                    (i) Tenant acquires, at Tenant's sole cost and expense, any necessary municipal approvals; and

                    (ii) that Landlord approves the design of and materials used in the construction of such sign, which approval should not be unreasonably withheld or delayed. Tenant is granted the right to display all company names (not exceeding 5), the names of pertinent departments and individuals in the Building directory. All such signs shall be identical in letter size1 color and material to the signage directory upon the commencement of this lease.

                                   SECTION 27

          NOTICES: All notices under this Lease shall be sent by registered or certified mail, return receipt requested, or delivered in person.

               (A) Notices to Landlord shall be sent to Landlord at the address set forth on the first page of this Lease.

               (B) Any notice which either party may or is required to give, will be given by registered or certified mail, return receipt requested, postage prepaid, to the address(es) shown below, or at such other places as may be designated by the parties from time to time:

To Landlord:        140 Fell Court
                    Hauppauge, New York  11788
                    with copy to:
                    Anthony T. Conforti, Esq.
                    140 Fell Court
                    Hauppauge, New York 11788

To Tenant:          140 Fell Court
                    Hauppauge, New York 11788
                    with copy to:
                    Joel Ziegler, Esq.
                    Greshin, Ziegler & Pruzansky, Esqs.
                    199 East Main Street
                    Smithtown, New York 11787

                                   SECTION 28

          CARPET CARE: Tenant shall be required to equip all castered chairs with two and one-half inch carpet casters to protect carpet and Landlord acknowledges that doing so fulfills Tenant's obligation to protect the carpet.

                                   SECTION 29

          MUTUAL WAIVER OF SUBROGATION: Landlord and Tenant mutually agree to endeavor to obtain from their respective insurers permission to waive subrogation. In the event an insurer refuses to grant such permission1 the insured will arrange to add the other party (Landlord or Tenant as the case may be) as an Additional Insured. If any additional premium is incurred as a result of this addition, it will be reflected as an adjustment to the rent.

                                   SECTION 30

          JANITORIAL & WASTE REMOVAL: The Landlord shall furnish to the Tenant cleaning and janitorial service1 including removal of refuse and rubbish and furnish washroom supplies as defined in the Janitorial Schedule attached hereto.

          Landlord shall also coordinate refuse sorting to meet municipal recycling regulations.

                                   SECTION 31

          INTERRUPTION OF SERVICES OR USE: Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, or any causes beyond Landlord's control whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of over three (3) business days, by the making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

                                   SECTION 32

                                    Services

     A. Landlord shall provide:

               (i) Necessary elevator facilities and elevator repairs, including emergency elevator repairs, on

Business Days from 8:00 a.m. to 7:00 p.m., on Saturdays from 9:00 a.m. to 1:00 p.m. and have at least one elevator subject to call at all other times; there shall be no major loading or unloading in the Building between 9:00 a.m. and 6:00 p.m. on Business Days, except that Tenant shall schedule with the Building manager Tenant's deliveries in the ordinary course of business at the Building loading dock during such hours as may be reasonably designated by Landlord.

               (ii) Light and heat for Building common areas.

               (iii) Condensed water to the heat pump unities which provide heat and air conditioning to the Premises and when the heat pump units alone cannot provide in Landlord's reasonable judgment adequate heat for the Premises, or when otherwise requested in advance by Tenant, supplemental hot water; such supplemental hot water and condensed water to be available twenty-four (24) hours per day, but at Tenant's cost (but not to exceed similar charges in comparable office buildings) on non-Business Days other than Saturdays, on Business Days from 7:01 p.m. to 7:59 a.m. and on Saturdays, for any periods other than from 9:00 a.m. to 1:00 p.m., to provide heat or air conditioning to the Premises.

               (iv) Hot and cold water for ordinary lavatory and drinking purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the reasonable judge), Landlord may install a water meter at Tenant's expense which tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on such meter as Additional Rent within thirty (30) days following Landlord's rendering the bill therefor. On Tenant's default in making such payment after the expiration of applicable cure periods, Landlord may pay such charges and collect the same from Tenant. A water meter shall be installed and maintained at Tenant's expense if required by Applicable Law. If a water meter is so installed, Tenant shall pay its proportionate share of the water charges and sewer rent (if applicable) resulting from such increased water use and all other rents and charges which are now or hereafter assessed1 imposed, or may become a lien on the Premises or the Building.

               (v) Cleaning service for the Premises on Business Days at Landlord's expense in accordance with the provisions of Exhibit C annexed hereto and made a part hereof. Tenant shall pay Landlord the cost of removal of any Tenant's "extraordinary refuse and rubbish" from the Building; as used herein, extraordinary refuse and rubbish shall mean refuse and rubbish that necessitates more than one (1) elevator load per floor of the Premises per day of refuse and rubbish in excess of refuse and rubbish usually associated with normal office use.

               (vi) Parking facilities, in use common with the other tenants at the Premises, their employees, agents and invitees, except that Tenant shall be guaranteed availability of forty spaces including five reserved spaces to be located adjacent to the handicapped parking area on the south side of the Building.

               (vii) Snow removal and landscaping services including the mowing of lawn during the growing season at intervals at least one time per week.

               (viii) Landlord agrees to repair 1 broken glass pane.

          B. Landlord reserves the right to stop services of the elevators, the heating, plumbing, air-conditioning, or power system, or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements, or improvements necessary in the reasonable judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, orders or regulations or any other reason beyond the control of Landlord, provided that Landlord shall exercise good faith efforts to diligently complete the repairs and restore the service as soon as practicable and to minimize disruption to

Tenant's business.

                                   SECTION 33

                                   Electricity

          (A) Tenant will obtain its electricity for the Premises as a direct customer of the public utility through wiring, metering and equipment servicing the Premises and either presently existing or hereafter installed by Tenant, as hereinafter provided. If for any reason beyond Landlord's control, including action by government or other authority asserting jurisdiction over the matter, Tenant no longer can so obtain its electricity supplied directly from the public utility, then, and in such event, Landlord will redistribute to Tenant the electricity for the Premises area with charges to be determined pro-rata based upon rentable area occupied by Tenant or at Landlord's option, on a "rent inclusion", "submetering" or other basis.

          (B) If and so long as electricity for all or part of the Premises is to be obtained by Tenant directly from the public utility, Tenant shall obtain from and pay to the public utility, for Tenant's entire separate supply of electric current for the Premises and, or portion thereof receiving direct service, by direct application to and arrangement with the public utility company servicing the Building. Landlord will permit its electric feeders, risers and wiring servicing the Premises to be used by Tenant to the extend available and safely capable of being used for such purpose.

          (C) Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

                                   SECTION 34

          ACCEPTANCE OF POSSESSION AND PUNCH LIST ITEMS: Notwithstanding the date specified in the Lease for the commencement of the term, the term and Tenant's obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed all work and installations to be performed by Landlord for Tenant's occupancy and Tenant has accepted possession of the Premises.

          If Landlord is unable to give possession of the Premises on the Commencement Date of the term of this Lease because construction, or improvements are not completed, rent shall abate for the period that possession by Tenant is delayed. If such delay shall continue for more than 45 days, than Tenant may, within 10 days after the expiration of said 45 day period, give Landlord a notice of election to terminate this Lease. Unless possession of the Premises shall sooner be made available to Tenant, this Lease shall terminate on the 10th day after the giving of said notice and Landlord shall return to Tenant the consideration paid. Landlord shall have no obligation to Tenant for failure to give possession except as above provided.

          Tenant's acceptance of possession of the premises may be subject to a punch list of incomplete or incorrect improvement items. Landlord shall complete or correct the punch list items within thirty (30) days of submission of the punch list by Tenant. Landlord agrees that, although rent will accrue from the date of acceptance and taking of possession of the Premises by Tenant subject to the rent concession provided for herein, no rent payments shall be made until all punch list items are corrected to Tenant's satisfaction.

                                   SECTION 35

          QUIET ENJOYMENT: Landlord covenants that if and so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term or renewal term herein mentioned, subject to the provisions of this Lease.

                                   SECTION 36

          TIME LIMIT FOR COMPLETE EXECUTION: Landlord shall have five (5) days from the delivery of this Lease signed by

Tenant in which to affix Landlord's signature to same and return a minimum of one such fully executed document to Tenant. Failing to so perform shall entitle Tenant to cancel this Lease by written notice to Landlord in which case this Lease shall be deemed null and void, and neither party hereto shall have any further obligation to the other for performance hereunder.

                                   SECTION 37

          INSURANCE: Tenant shall provide and at all times maintain comprehensive liability insurance covering the Premises, written by an underwriter satisfactory to Landlord, with minimum limits of liability, regarding personal injury or death1 of $1,000,000.00 per occurrence, and regarding property damage, of $100,000.00 per occurrence. Landlord shall be named as an additional insured and shall be furnished with a certificate of insurance. Landlord will be promptly notified of cancellation and/or reduction in insurance coverage.

                                   SECTION 38

          EXPENSES OF PROCEEDINGS: In the event that Landlord shall have to initiate any action or proceeding against the Tenant for the recovery of money damages or possession of the Premises or other injunctive or declaratory relief by reason of nonpayment of Rent or Additional Rent or by nonperformance by Tenant of the terms and conditions of the lease then the Tenant shall pay, as Additional Rent, all of Landlord's costs and expenses1 including reasonable legal fees.

          In the event that tenant shall have to initiate any action or proceeding against the Landlord by reason of the Landlord's breach of any obligation of Landlord under this Lease, and if Tenant is successful in such action or proceeding, Landlord shall pay all of Tenant's costs and expenses, including reasonable legal fees.

                                   SECTION 39

                                    BROKERAGE

          Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this lease other than Ashland Properties ("Broker") and Landlord shall pay Broker any commission earned pursuant to a separate Agreement between Landlord and Broker. Landlord and Tenant shall indemnify and defend each other against any costs, claims and expenses, including reasonable attorney's fees, arising out of the breach of their respective parts of any representation Agreement contained in this section.

                                   SECTION 40

          BLIND PROVISION: Tenant is hereby granted permission to install, at Tenant's own expense and arrangement, interior window treatments which are vertical in design and nature and colored either in light beige and/or cream.

                                   SECTION 41

          SECURITY: The sum of EIGHTEEN THOUSAND AND 00/100 ($18,000.00) DOLLARS shall be deposited by the Tenant herein with the Landlord as security for the faithful performance of all the covenants and conditions of the lease by said Tenant. If the Tenant faithfully performs all the covenants and conditions on its part to be performed, then such sum, shall be returned to said Tenant.

          The Landlord shall deposit the security into a five year certificate of deposit and the interest thereon shall accrue in favor of Tenant and be payable to Tenant at the expiration of the Lease if Tenant performs all of the covenants and conditions on its part to be performed.

                                   SECTION 42

                                  MISCELLANEOUS

          A. LIMITATION ON LANDLORDS'S PERSONAL LIABILITY: It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed or performed by the Landlord, and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its members, partners, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies.

          The term "Landlord," as used throughout this Lease, shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in this Lease. Further, in the event of any transfer by Landlord of Landlord's interest in this Lease, Landlord herein named (and in case of any subsequent transfers or conveyances, the then owner), including each of its members, partners, beneficiaries, co-tenants, shareholders, or principals (as the case may be), shall be automatically freed and relieved, from and after the date of such transfer or conveyance of any liability to Tenant by virtue of this agreement.

          B. FORCE MAJEURE: The period of time during which either party is prevented or delayed in any performance or the making of any improvements or repairs or fulfilling any obligation under his Lease, other than the payment of Rent and Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God, the public enemy, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or any other causes beyond such party's reasonable control, shall be added to such party's time for performance, and such party shall have no liability by reason of such delay.

          C. CHANGES AND ADDITIONS: Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the Building in which the Premises are located and to build new space adjoining the same. Landlord also reserves the right at any time, and from time to time, to construct other buildings or improvements on Landlord's Property, to make alterations therein or additions thereto, to build additional stories on any Building or Buildings within the Landlord's Property, to build adjacent thereto, to construct decks or elevated parking facilities, to install, maintain, use, repair and replace ducts, wires, pipes and conduits passing through or under the Premises serving other parts (now existing or hereafter added) of the Property, and to sell or lease any part of Landlord's Property.

          D. ATTORNMENT BY TENANT:

               In the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Property or any portion thereof containing the Premises, Tenant shall attorn to and hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

          E. SURVIVAL OF TENANT'S OBLIGATIONS: Any sums due Landlord from Tenant that by the terms herein would be payable, or are incapable of calculation until after the expiration or earlier termination of this Lease, shall survive and remain a continuing obligation until paid.

          F. EFFECT OF LANDLORD'S NOTICE TO TERMINATE: Any right on the part of the Landlord to terminate this Lease shall, when exercised, require no further act, to the end that at the expiration of the applicable time period, if any, contained in the particular termination provision, this Lease and the term hereunder shall end and expire as fully and completely as if such termination date was that date herein definitely fixed for the end and expiration of this Lease and the term hereof, and upon such date Tenant shall quit and surrender the Premises to Landlord.

          G. EFFECT OF CAPTIONS: The captions or legends in this Lease are inserted only for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or interest of this Lease, or any paragraph or provision thereof.

          H. EXECUTION IN COUNTERPARTS: This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

          I. EXECUTION OF LEASE BY LANDLORD: The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery thereof by both Landlord and Tenant.

          J. ENVIRONMENTAL COMPLIANCE: Tenant represents that it shall not release, discharge or deposit any Hazardous Substance as defined by any environmentally related statute enacted by the State of New York. Should Tenant breach the obligation not to release, discharge or deposit a Hazardous Substance on the Premises, Tenant will unconditionally indemnify and hold Landlord harmless from and on account of any claim, judgment, cleanup order or related expense (including, but riot limited to, reasonable attorneys fees and disbursements incurred in connection with defending or representing Landlord in defending any action, judgment or clean-up order incurred in connection with any release, discharge of deposit of any Hazardous Substance.

          Tenant's obligation to Landlord as set forth in this sub-section shall not extend to any claims not made to and received by Tenant within one year from Tenant's (including assignee's) vacating of the Premises.



                                       LANDLORD:
                                       SHIVOM ENTERPRISES LLC

                                       BY: /s/ Chandra Bhansal
                                           ------------------------------------
                                           CHANDRA BHANSAL,
                                           Manager


                                       TENANT:

                                       ALLIED DIGITAL TECHNOLOGY CORP.


                                       By: /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Name:
                                           Title: CEO

                                   EXHIBIT "A"


The entire south side of the third floor of the Building located 140 Fell Court, Hauppauge, New York Comprising 7,000 square rentable feet at the premises described below:

          ALL that certain plot, piece or parcel of land, situate, lying and being in the Hamlet of Hauppauge, Town of Islip, County of Suffolk and State of New York, being more particularly bounded and described as follows:

          BEGINNING at a point on the Westerly side of Fell Court, distant
     425.00 feet, Southerly from the Southerly end of a curve connecting the Westerly side of Fell Court, with the Southerly side of Rabro Drive (extension);

          RUNNING THENCE Southerly along the Westerly side of Fell Court, the following three courses and distances:

          1.   South 2 degrees 35 minutes 3 seconds East, 177.55 feet;
          2. 17.91 feet, on an arc of a right circular curve, the radius of which is 20.00 feet;
          3. 147.99 on the arc of a left circular curve the radius of which is 60 feet;

          THENCE South 2 degrees 35 minutes 03 seconds East, 117.65 feet, to land proposed to be dedicated to the Town of Islip;

          THENCE South 88 degrees 07 minutes 22 seconds West, 290.02 feet, to land now or formerly of Gloria Hocker;

          THENCE along land now or formerly of Gloria Hocker, North 2 degrees 35 minutes 03 seconds West, 414.07 feet;

          THENCE North 87 degrees 24 minutes 57 seconds East, a distance of 260 feet, to the Westerly side of Fell Court and the point or place of BEGINNING.

                                   EXHIBIT B


     RENT SCHEDULE ATTACHED TO AND MADE PART OF A LEASE MADE BY AND SHIVOM ENTERPRISES LLC, LANDLORD and ALLIED DIGITAL TECHNOLOGY CORP. AS TENANT


                                 BASE ANNUAL RENT

                            Annual                 Monthly
                            ------                 -------
November 1, 1996/
October 31, 1997          $101,500.00            $ 8,458.33

November 1, 1997/
October 31, 1998          $104,545.00            $ 8,712.08

November 1, 1998/
October 31, 1999          $107,681.35            $ 8,973.45

November 1, 1999/
October 31, 2000          $110,911.79            $ 9,242.65

November 1, 2000/
October 31, 2001          $114,239.14            $ 9,519.93